Consent of Independent Registered Public Accounting Firm

As the independent registered public accounting firm, we hereby consent to the use of our report incorporated by reference herein dated October 25, 2005 on the financial statements of the Electric City Value Fund as of August 31, 2005 and for the periods indicated therein and to the references to our firm in the Prospectus and the Statement of Additional Information in this Post-Effective Amendment to the Electric City Value Fund’s Registration Statement on Form N-1A (File No. 333-84665 and 811-09523).

/s/ Cohen McCurdy, Ltd.

Cohen McCurdy, Ltd.

Westlake, Ohio

December 15, 2005